EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on form S-8 (No. 333-193579) of xG Technology Inc. of our report dated March 6, 2014 relating to the financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

March 6, 2014

East Hanover, New Jersey